Exhibit 99.1

Heritage Commerce Corp to Participate in the D.A. Davidson 18th Annual Financial Institutions Conference in Denver

San Jose, California — May 9, 2016 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company for Heritage Bank of Commerce, today announced that Walter T. Kaczmarek, President and Chief Executive Officer, Keith A. Wilton, Executive President and Chief Operating Officer, and Lawrence D. McGovern, Executive Vice President and Chief Financial Officer, are scheduled to participate at the 18th Annual D.A. Davidson Financial Institutions Conference in Denver from May 9 through May 11, 2016.

For more information on the conference, or to schedule a one-on-one meeting with management, please contact your D.A. Davidson’s representative. Additional information can be found at the conference website: http://www.davidsoncompanies.com/ecm/a_events/conf/conference.cfm?confid=354364.

Conference attendance is by invitation only and registration is required.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Danville, Fremont, Gilroy, Hollister, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara and provides business-essential working capital factoring financing to various industries throughout the United States.  For more information, please visit www.heritagecommercecorp.com.

Member FDIC